UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 17, 2015

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-6639 (Commission File Number)	58-1076937 (IRS Employer Identification No.)

4800 SCOTTSDALE ROAD, SUITE 4400 SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	06001 (Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On March 17, 2015, Magellan Health, Inc., a Delaware corporation (“Magellan”), and Magellan Rx Management, Inc., a Delaware corporation and a wholly-owned subsidiary of Magellan (“Magellan Rx”), entered into a Purchase Agreement (the “Agreement”) with 4D Pharmacy Management Systems, Inc., a Michigan corporation (“4D”), Denise S. Borsand, Jonathan Borsand, Lisa C. Cohen, Marcy L. Forta, and Remy E. Polter, as holders of the outstanding equity interests in 4D (collectively, the “Sellers”) and Gerald C. Borsand in his capacity as the Seller Representative.  4D is a privately held, full-service pharmacy benefit manager (“PBM”) serving managed care organizations, employers and government-sponsored benefit programs, such as Medicare Part D plans.

The Agreement provides for Magellan’s purchase from the Sellers of all of the outstanding equity interests in 4D (the “Transaction”) for a cash purchase price equal to a base amount of $55 million, subject to adjustment, plus potential contingent payments up to an aggregate amount of $30 million. The base amount will be payable at the closing of the Transaction (the “Closing”).  The contingent payment provisions provide for (i) cash payments of up to $10 million based on the achievement of certain growth targets in the underlying dual eligible membership served by 4D and (ii) cash payments of up to $20 million for the retention of certain business through 2018.  At the Closing, the amount of $5 million will be placed in escrow in connection with the Sellers’ indemnification obligations under the Agreement.  To the extent Magellan’s claims for indemnification do not exceed this amount, the holdback will be released to the Sellers on the eighteen-month anniversary of the Closing.

The Agreement sets forth a variety of customary representations and warranties and covenants, including covenants requiring the conduct of 4D’s business in the ordinary course consistent with past practice and other restrictions on the operation of its business prior to the consummation of the Transaction.  Consummation of the Transaction is subject to customary closing conditions.  Subject to the closing conditions, the parties anticipate completing the Transaction in the second quarter of 2015.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)                             Exhibits.

Exhibit Number	Description
99.1	Registrant’s press release dated March 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: March 18, 2015	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer